SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549


                             FORM 8-K

                          CURRENT REPORT


             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): July 24, 1998


         FIRST FEDERAL FINANCIAL CORPORATION OF KENTUCKY
        (Exact name of registrant as specified in charter)



   Kentucky               0-18832                61-1168311
(State or other     (Commission File Number)   (IRS Employer
jurisdiction or                               Identification No.)
incorporation)


2323 Ring Road
Elizabethtown, Kentucky                           42701
(Address of principal executive offices)       (Zip Code)


Registrant's telephone number, including area code:(502)765-2131

                               N/A
                  (Former name or former address
                  if changed since last report.)


             INFORMATION TO BE INCLUDED IN THE REPORT

Item 2.  Acquisition or Disposition of Assets.

     On July 24, 1998, First Federal Savings Bank of Elizabethtown ("First Federal Savings Bank"), the wholly owned banking subsidiary of First Federal Financial Corporation of Kentucky ("FFKY"), completed its acquisition of three bank branches located in Meade County, Kentucky from Bank One, Kentucky, N.A. Two of the branches are located in Brandenburg, Kentucky and the third branch is in Flaherty, Kentucky.

     In the transaction, First Federal Savings Bank acquired certain assets and assumed certain liabilities associated with the Meade County branches, including deposit liabilities, certain loans, real estate leases, furniture, fixtures, equipment, and other assets totaling approximately $72.5 million. The consideration paid for the assets totaled approximately $20.5 million, which was determined based on a premium for the core deposits of the acquired branches plus the book or cash value of certain other transferred assets. The acquisition was funded by reducing the cash associated with transferred deposits by the amount of the purchase price. FFKY plans to operate the acquired branches as branch offices of First Federal Savings Bank.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (a)  Financial Statements of Businesses Acquired.

          Not Applicable.

     (b)  Pro Forma Financial Information.

          Not Applicable.

     (c)  Exhibits.

          99   Press Release dated July 27, 1998.

                            SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              FIRST FEDERAL FINANCIAL CORPORATION
                                   OF KENTUCKY



                              By: /s/ B. Keith Johnson
                                 B. Keith Johnson, President and
                                   Chief Executive Officer

                              Date: August 10, 1998